EXHIBIT 99.1



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             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com
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                              FOR IMMEDIATE RELEASE


         Greater Community Bancorp Declares First Quarter Cash Dividend


TOTOWA, NJ - March 19, 2004 - At its regular meeting held March 16, 2004, the Board of Directors of Greater Community Bancorp (Nasdaq: GFLS) declared a first quarter cash dividend of $0.11 per share on its common stock, payable April 30, 2004, to shareholders of record as of April 15, 2004.

Greater Community Bancorp, with $753 million in assets at December 31, 2003, is a financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries:
Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company also owns two subsidiaries: Greater Community Financial and Highland Capital Corp., an equipment leasing and financing subsidiary.


Contact:
Greater Community Bancorp                            Margolin & Associates, Inc.
Anthony M. Bruno, Jr., Chairman and CEO              Linda Margolin (Media)
(973) 942-1111 Ext. 1001                             216/765-0953
anthony.bruno@greatercommunity.com                   lmm@margolinIR.com